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                                                                    EXHIBIT 10.2

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                                CREDIT AGREEMENT


                                   dated as of


                                December 27, 1999


                                      among





                             VESPER SAO PAULO S.A.,


                         VESPER HOLDING SAO PAULO S.A.,


                             VESPER SAO PAULO CAYMAN


                            The Lenders Party Hereto,


                                       and


                       SOCIETE GENERALE, NEW YORK BRANCH,
                             as Administrative Agent


Confidential treatment requested. Confidential portions of this document have been omitted and filed separately with the Securities and Exchange Commission.

================================================================================
[Reference No. 7725-052]



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                                TABLE OF CONTENTS

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                                                     ARTICLE I

                                                    Definitions

         SECTION 1.01.  Defined Terms .........................................................................1
         SECTION 1.02.  Classification of Loans and Borrowings.................................................11
         SECTION 1.03.  Terms Generally .......................................................................11
         SECTION 1.04.  Accounting Terms; GAAP.................................................................12
         SECTION 1.05.  Provisions of Common Agreement and Collateral Agency Agreement.........................12


                                                    ARTICLE II

                                                     The Loans

         SECTION 2.01.  Commitments ...........................................................................13
         SECTION 2.02.  Loans and Borrowings...................................................................14
         SECTION 2.03.  Requests for Borrowings................................................................15
         SECTION 2.04.  Funding of Borrowings..................................................................16
         SECTION 2.05.  Interest Elections.....................................................................17
         SECTION 2.06.  Termination, Increase and/or Reduction of Commitments..................................19
         SECTION 2.07.  Repayment of Loans; Evidence of Debt...................................................19
         SECTION 2.08.  Amortization of Loans..................................................................20
         SECTION 2.09.  Prepayment of Loans....................................................................22
         SECTION 2.10.  Fees ..................................................................................22
         SECTION 2.11.  Interest ..............................................................................23
         SECTION 2.12.  Alternate Rate of Interest.............................................................24
         SECTION 2.13.  Increased Costs .......................................................................24
         SECTION 2.14.  Break Funding Payments.................................................................26
         SECTION 2.15.  Taxes .................................................................................26
         SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Setoffs.............................28
         SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.........................................30


                                                    ARTICLE III

                                          Representations and Warranties ......................................31
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                                                                   Contents, p.2

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                                                    ARTICLE IV

                                                    Conditions

         SECTION 4.01.  Effective Date ........................................................................31
         SECTION 4.02.  Each Borrowing ........................................................................31


                                                     ARTICLE V

                                               Affirmative Covenants ..........................................31


                                                    ARTICLE VI

                                                Negative Covenants ............................................32


                                                    ARTICLE VII

                                                 Events of Default ............................................32


                                                   ARTICLE VIII

                                                    The Agents ................................................32


                                                         ARTICLE IX

                                                       Miscellaneous

         SECTION 9.01.  Notices ...............................................................................35
         SECTION 9.02.  Waivers; Amendments....................................................................36
         SECTION 9.03.  Expenses; Indemnity; Damage Waiver.....................................................37
         SECTION 9.04.  Successors and Assigns.................................................................38
         SECTION 9.05.  Survival ..............................................................................41
         SECTION 9.06.  Counterparts; Integration; Effectiveness...............................................42
         SECTION 9.07.  Severability ..........................................................................42
         SECTION 9.08.  Right of Setoff .......................................................................42
         SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.............................43
         SECTION 9.10.  WAIVERS ...............................................................................44
         SECTION 9.11.  Headings ..............................................................................45
         SECTION 9.12.  Confidentiality .......................................................................45
         SECTION 9.13.  Interest Rate Limitation...............................................................45
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                                                                   Contents, p.3

         SCHEDULES:

         Schedule 2.01  --   Commitments
         Schedule 2.03  --   Form of Borrowing Request





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                                    CREDIT AGREEMENT dated as of December 27,
                           1999, among VESPER SAO PAULO S.A., a Brazilian sociedade por acoes, VESPER HOLDING SAO PAULO S.A., a Brazilian sociedade por acoes, VESPER SAO PAULO CAYMAN, a Cayman Islands company, the LENDERS party hereto, and SOCIETE GENERALE, NEW YORK BRANCH, as Administrative Agent.

                  Vesper (such term, and each other capitalized term used in this preliminary statement, having the meaning assigned to it in Section 1.01 of this Agreement or the meaning as incorporated by reference therein) desires to install and operate the Project and is entering into the Supply Contracts in order to obtain equipment and services necessary for the Project. In order to obtain financing for the Project, Holdings, Vesper and its Subsidiary, the Borrower, are entering into this Agreement. The respective parties hereto desire to enter into this Agreement in order to provide for certain terms and conditions of the Loans hereunder. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. Terms defined in the Common Agreement and not otherwise defined herein have the respective meanings set forth in the Common Agreement. In addition, as used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means Societe Generale, New York Branch, in its capacity as administrative agent for the Lenders hereunder.


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                  "Administrative Questionnaire" means an administrative
questionnaire in a form supplied by the Administrative Agent.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Margin" means, for any day (a) with respect to any Tranche A Borrowing or Tranche B Borrowing, the applicable Tranche A/B Rate and
(b) with respect to any Tranche C Borrowing, the applicable Tranche C Rate.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, containing an acknowledgment that such assignment is not intended, for the purposes of Articles 999, 1000 and 1003 of the Brazilian Cure Code to constitute new obligations of the Borrower and that such assignee shall be entitled to the same rights to any and all Collateral as the other Lenders, and in a form otherwise approved by the Administrative Agent.

                  "BFRB Spread" means, as of any date, the positive spread, if any, between (a) the rate per annum representing the annual yield of the Republic of Brazil 9.375% Fixed Rate Bond, due April 17, 2008 (or, if such rate is unavailable as a result of redemption of such Bond or otherwise, such rate of a Republic of Brazil security of comparable maturity) and (b) the United States Treasury Bond of an equivalent maturity, in each case determined by the Administrative Agent based on the closing bid prices of the respective securities as determined by the Administrative Agent as of the immediately preceding trading day and then swapped into a LIBOR-equivalent yield.

                  "Borrower" means Vesper Sao Paulo Cayman, a Cayman Islands company.

                  "Borrowing" means a Loan or group of Loans of the same Class and Type, made, converted or continued on the


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same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Capitalized Borrowing" means any Borrowing of Loans hereunder for the sole purpose of paying, and the proceeds of which are applied solely to pay, regularly scheduled principal payments in respect of any Loans as and when payable under Section 2.08, accrued interest on any Loans or accrued commitment fees payable under this Agreement.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Loans, Tranche B Loans, Tranche C-1 Loans or Tranche C-2 Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Tranche A Commitment, Tranche B Commitment, Tranche C-1 Commitment or Tranche C-2 Commitment.

                  "Commitment" means a Tranche A Commitment, Tranche B Commitment, Tranche C Commitment, or any combination thereof (as the context requires).

                  "Common Agreement" means the Common Agreement dated as of December 27, 1999, among Holdings, Vesper, the Borrower, the Administrative Agent and the other Agents referred to therein.

                  "Consolidation Date" means, with respect to any Class of Loans, the first principal amortization date with respect to such Class of Loans under Section 2.08.

                  "Eligible Assignee" means (a) any Lender or Affiliate of any Lender; (b) (i) Lucent or any Affiliate of Lucent and (ii) Harris or any Affiliate of Harris; (c) a


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commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (e) a commercial bank organized under the laws of any other country, or a political subdivision of any such country, and having total assets in excess of $500,000,000; (f) the central bank of any country that is a member of the OECD;
(g) a finance company, insurance company or other financial institution or any Affiliate of any thereof or any fund (whether a corporation, partnership, trust or other entity) that makes, purchases or otherwise invests in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000 (for purposes of calculating such amount with respect to (x) an Affiliate of any such financial institution, there shall be included the total assets of such financial institution and (y) a fund, there shall be included the total assets of each other fund that is advised by the same investment advisor as such fund or by an Affiliate of such investment advisor); (h) any export credit agency; (i) any multilateral agency; or (j) any other Person approved by the Borrower, such approval not to be unreasonably withheld; provided that no Loan Party or Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the


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

Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.

                  "Fronting Commitment" means a Commitment that is assigned by a Lucent Lender pursuant to an Assignment and Acceptance designating the assigned Commitment as a "Fronting Commitment".

                  "Harris" means Harris Corporation.

                  "Holdings" means Vesper Holding Sao Paulo S.A., a Brazilian sociedade por acoes.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Initial Lender" means a Lender as of the Effective Date, other than any such Lender that is a Lender as of the Effective Date due to an assignment of Loans and/or Commitments hereunder.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is three or six months thereafter, as the Borrower may elect; provided that during the period from the date six months prior to the Consolidation Date with respect to any Class of Loans until such Consolidation Date, Interest Periods with respect to LIBOR Borrowings of such Class may be comprised of such shorter period as may be agreed between the Borrower and the Administrative Agent in


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order to permit the Borrower to consolidate the Interest Periods of all
Borrowings of such Class such that the Interest Periods for all LIBOR Borrowings of such Class shall end on such Consolidation Date; and provided further, that
(a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBOR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Screen, formerly known as Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBOR Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest

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

Period are offered by the principal London office of the Administrative
Agent (or, if the Administrative Agent at the time is not a commercial bank, any commercial bank based in New York City selected by the Administrative Agent for the purpose of quoting such rate, provided that such commercial bank has a combined capital and surplus and undivided profits of not less than $500,000,000) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Loans" means loans made to the Borrower pursuant to this Agreement.

                  "Lucent Lender" means Lucent or any Affiliate of Lucent that is a Lender.

                  "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Register" has the meaning set forth in Section 9.04(c).

                  "Requisite Lenders" means, at any time, Lenders having outstanding Loans and Commitments representing more than 50% of the sum of the total outstanding Loans and Commitments at such time.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which any commercial banks subject to regulation by the Board are subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed


                                       7
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pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Tranche A Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Tranche A Availability Termination Date and the date of termination (including by reason of full utilization) of the Tranche A Commitments.

                  "Tranche A Availability Termination Date" means the date that is the fourth anniversary of the Effective Date.

                  "Tranche A/B Rate" means (a) in the case of an ABR Borrowing, the sum of (i) 5.0% per annum, (ii) during each three-month period beginning on or after the third anniversary and ending on or prior to the fourth anniversary of the Effective Date, if the BFRB Spread at the commencement of such three-month period is greater than 7.0%, 1.0% per annum and (iii) during each three month period beginning on or after the fourth anniversary of the Effective Date, if the BFRB Spread at the commencement of such three-month period is greater than 7.0%, 2.0% per annum and (b) in the case of a LIBOR Borrowing, the sum of (i) 6.0% per annum , (ii) during each three month period beginning on or after the third anniversary and ending on or prior to the fourth anniversary of the Effective Date, if the BFRB Spread at the commencement of such three-month period is greater than 7.0%, 1.0% per annum and (iii) during each three month period beginning on or after the fourth anniversary of the Effective Date, if the BFRB Spread at the commencement of such three-month period is greater than 7.0%, 2.0% per annum.

                  "Tranche A Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche A Loans hereunder during the Tranche A Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Tranche A Loans to be made by such Lender hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.


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The initial amount of each Lender's Tranche A Commitment is set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Tranche A Commitments is $535,000,000.

                  "Tranche A Loan" means a Loan made pursuant to clause (i) of
Section 2.01(a).

                  "Tranche A Maturity Date" means December 27, 2007.

                  "Tranche B Availability Period" means the period from and including the last day of the Tranche A Availability Period to but excluding the earlier of the Tranche B Availability Termination Date and the date of termination (including by reason of full utilization) of the Tranche B Commitments.

                  "Tranche B Availability Termination Date" means the date that is the fifth anniversary of the Effective Date.

                  "Tranche B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche B Loans hereunder during the Tranche B Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Tranche B Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The initial aggregate amount of the Tranche B Commitments is $181,500,000.

                  "Tranche B Loan" means a Loan made pursuant to clause (ii) of
Section 2.01(a).

                  "Tranche B Maturity Date" means December 27, 2007.

                  "Tranche C Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Tranche C Availability Termination Date and the date of termination (including by reason of full utilization) of the Tranche C Commitments.


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

                  "Tranche C Availability Termination Date" means the date that is the third anniversary of the Effective Date.

                  "Tranche C Commitment" means a Tranche C-1 Commitment, a Tranche C-2 Commitment or a combination thereof (as the context requires).

                  "Tranche C-1 Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche C-1 Loans hereunder during the Tranche C Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Tranche C-1 Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche C-1 Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche C Commitment, as applicable. The initial aggregate amount of the Tranche C-1 Commitments is $50,000,000.

                  "Tranche C-2 Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche C-2 Loans hereunder during the Tranche C Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Tranche C-2 Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche C-2 Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche C-2 Commitment, as applicable. The initial aggregate amount of the Tranche C-2 Commitments is $15,000,000.

                  "Tranche C Loan" means a Tranche C-1 Loan, a Tranche C-2 Loan or a combination thereof (as the context requires).

                  "Tranche C-1 Loan" means a Loan made pursuant to clause (iii) of Section 2.01(a).

                  "Tranche C-2 Loan" means a Loan made pursuant to clause (iv) of Section 2.01(a).

                  "Tranche C Maturity Date" means December 27, 2004.

                  "Tranche C Rate" means (a) 7.00% per annum, in the case of an ABR Borrowing, or (b) 8.00% per annum, in the case of a LIBOR Borrowing.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Vesper" means Vesper Sao Paulo S.A., a Brazilian sociedade por acoes.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Tranche A Loan") or by Type (e.g., a "LIBOR Loan") or by Class and Type (e.g., a "Tranche A LIBOR Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Tranche A Borrowing") or by Type (e.g., a "LIBOR Borrowing") or by Class and Type (e.g., a "Tranche A LIBOR Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with, and any reconciliation of financial statements to GAAP hereunder shall be based upon, GAAP, as in effect on the date hereof, unless the Borrower and the Collateral Agent otherwise agree. Any restriction, limitation or condition under any Loan Document that is determined by reference to any financial statement shall be determined as if such financial statement had been prepared in accordance with GAAP as in effect on the date hereof, unless the Borrower and the Collateral Agent shall otherwise agree.

                  SECTION 1.05. Provisions of Common Agreement and Collateral Agency Agreement. Each Lender acknowledges and agrees to the terms of each of the Common Agreement, the Collateral Agency Agreement and the Substitute Financing Side Letter and authorizes the Administrative Agent to execute and deliver each of the Common Agreement, the Collateral Agency Agreement and the Substitute Financing Side Letter, whereupon each Lender shall be bound by the terms of each such agreement. The Administrative Agent agrees with the Lenders that it will communicate any approval or disapproval of any waiver or modification or any instruction in respect of remedies to the Collateral Agent under the Collateral Agency Agreement in accordance with the instructions received by the Administrative Agent from the respective Lenders. All provisions of the Common Agreement relating to any Loan Document shall (regardless of whether incorporated in this Agreement by reference thereto) apply to this Agreement where the context requires. Similarly, all provisions of the Common Agreement relating to any Loan (as defined therein) shall (regardless of whether incorporated in this Agreement by reference thereto) apply to each Loan hereunder where the context requires. In the case of any conflict between the terms of the Common Agreement and the terms of this Agreement, the terms of this Agreement, as among Vesper, Holdings, the Borrower, the Administrative Agent and the Lenders, shall control. It is understood, however, that the Collateral Agency Agreement provides, under the circumstances set forth therein, for the manner in which certain amendments, modifications, changes and waivers, and the exercise of certain rights and remedies, are to be implemented and effected, and that, to the extent any provision of the Common Agreement is referred to herein or stated herein to be applicable to this Agreement, (a) any such amendment, modification or change to such provision of the Common Agreement that is implemented or effected in accordance with the Collateral Agency Agreement shall implement or effect a comparable change to such provision as applicable to this Agreement, (b) any waiver of such provision of the Common Agreement that is given in accordance with the Collateral Agency Agreement shall constitute a comparable waiver of such provision as applicable to this Agreement, and (c) any exercise of a right or remedy set forth herein shall be subject to the applicable provisions, if any, of the Collateral Agency Agreement.


                                   ARTICLE II

                                    The Loans

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees:

                  (i) to make Tranche A Loans to the Borrower at any time and from time to time during the Tranche A Availability Period in an aggregate principal amount not exceeding its remaining Tranche A Commitment at the time;

                  (ii) to make Tranche B Loans to the Borrower at any time and from time to time during the Tranche B Availability Period in an aggregate principal amount not exceeding its remaining Tranche B Commitment at the time;

                  (iii) to make Tranche C-1 Loans to the Borrower at any time and from time to time during the Tranche C Availability Period in an aggregate principal amount not exceeding its remaining Tranche C-1 Commitment at the time; and

                  (iv) to make Tranche C-2 Loans to the Borrower at any time and from time to time during the Tranche C Availability Period in an aggregate principal amount not exceeding its remaining Tranche C-2 Commitment at the time.

                  (b) Subject to Section 2.02(c) of the Common Agreement, amounts repaid in respect of Loans may not be reborrowed.

                  SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type and Class made by the Lenders ratably in accordance with their respective Commitments; provided that if a Fronting Commitment of any Class is assigned by a Lucent Lender then, until such Fronting Commitment is fully drawn, (i) such Lucent Lender shall not be required to make any additional Loans of such Class and (ii) the amount of the Loan to be made by the assignee of such Fronting Commitment pursuant to each Borrowing shall equal the amount of the Loan that would have been made by such assignee pursuant to such Borrowing without giving effect to such assignment plus either (A) the amount of the Loan that would have been made by such Lucent Lender pursuant to such Borrowing without giving effect to such assignment or, if less, (B) the remaining amount of such Fronting Commitment. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of LIBOR Loans or ABR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBOR Loan by causing any non-Brazilian branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any LIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing (other than a Capitalized Borrowing) is made, such Borrowing shall be in an aggregate amount that is not less than $5,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire remaining Commitments of the applicable Class. Borrowings of more than one Type may be outstanding at the same time; provided, however, that, notwithstanding any provision in this Agreement to the contrary, at any time there shall not be outstanding more than a total of six LIBOR Borrowings.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing as a LIBOR Borrowing if the Interest Period requested with respect thereto would end after the Tranche A Maturity Date, the Tranche B Maturity Date or the Tranche C Maturity Date, as applicable.

                  SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone not later than 11:00 a.m., New York City time, five Business Days before the date of the proposed Borrowing; provided that, except for Capitalized Borrowings, the Borrower may make only one request for a Borrowing in any single calendar month (it being understood that all Borrowings made by the Borrower on the same date shall be treated as a single request for a Borrowing for purposes of this limitation). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of such Borrowing and the use of proceeds therefrom in accordance with Section 5.10 of the Common Agreement (and each written Borrowing Request shall attach (A) copies of the invoices to be paid with such proceeds, except to the extent such Borrowing is to be applied (1) to pay principal, fees and interest payable hereunder or (2) for working capital purposes and (B) irrevocable instructions from Vesper to the Collateral Agent in accordance with Section 5.01(h) of the Collateral Agency Agreement, instructing the Collateral Agent (1) to apply the proceeds of such Borrowing that are to be used to pay such invoices to pay such invoices promptly, and in any event within two Business Days of such Borrowing, and (2) to transfer the proceeds of such Borrowing that are to be applied to pay principal, interest or fees hereunder to the "Loan Repayment Account" as defined in the Collateral Agency Agreement);

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be a LIBOR Borrowing or an ABR Borrowing;

                  (iv) the Class of such Borrowing;

                  (v) a certification of (A) the Borrowing Base as of the date of such Borrowing Request, calculated after giving effect to the application of the proceeds of such Borrowing, and (B) compliance with the conditions (including detailed calculations relating thereto) described in Sections 4.02(e) and 4.02(f) of the Common Agreement;

                  (vi) a certification of the amount of proceeds of all Loans, after giving effect to the use of proceeds of such Borrowing, used for the purposes described in clauses (b), (c) and (e) of the first sentence of Section 5.10 of the Common Agreement;

                  (vii) in the case of a LIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (viii) a certification (including detailed calculations relating thereto) that Vesper and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such Borrowing, with the covenants contained in Sections 6.17 and 6.18 of the Common Agreement as required pursuant to Section 4.02(c) of the Common Agreement.

If no election as to the Type of Borrowing is specified, or if no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Borrower shall be deemed to have selected a LIBOR Borrowing with an Interest Period of three month's duration; provided, however, that, if such deemed selection shall result in there being outstanding more than six LIBOR Borrowings at such time, then the Borrower shall be deemed to have selected an ABR Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly transmitting the amounts so received to the Collateral Agent for deposit in the "Cayman Loan Proceeds Account" as defined in the Collateral Agency Agreement. Notwithstanding the foregoing, (i) any Lender may make its Loan in respect of a Capitalized Borrowing by crediting the amount thereof against any amount payable by the Borrower or Vesper to such Lender from the proceeds of such Borrowing and shall be deemed to have made a Loan in the amount of such credit and (ii) the Administrative Agent will make the Loans of the other Lenders available as provided in the preceding sentence.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a

LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be a LIBOR Borrowing or an ABR Borrowing; and

                  (iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of three month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be (x) continued with an Interest Period having a duration equal to that of the Interest Period then ending with respect to such Borrowing, or (y) if such continuation would result in there being outstanding more than six LIBOR Borrowings at such time, converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Requisite Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and
(ii) unless repaid, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.06. Termination, Increase and/or Reduction of Commitments. Commitments shall be terminated, increased or reduced as provided in and subject to the requirements of Section 2.02 of the Common Agreement.

                  SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender as provided in Section 2.08.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and

(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.08. Amortization of Loans. (a) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche A Borrowings on the last Business Day of each month set forth below in an aggregate amount equal to the percentage set forth opposite such month multiplied by an amount equal to the sum of all Tranche A Loans made during the Tranche A Availability Period (whether or not previously repaid); provided that to the extent that Tranche A Loans are held by an Initial Lender on any such date that is prior to the fifth anniversary of the Effective Date, the amount of Tranche A Loans that the Borrower is required to repay under this Section on such date shall be reduced by the portion of such repayment that would be distributed to such Initial Lender if it were to receive its pro rate share of such repayment (and such Initial Lenders shall not be entitled to receive any portion of the amounts payable by the Borrower pursuant to this paragraph on such dates):

                  Date                            Percentage
                  ----                            ----------
                  June 2003                           2%
                  December 2003                       2%
                  June 2004                           4%
                  December 2004                       4%
                  June 2005                           10%
                  December 2005                       10%
                  June 2006                           15%
                  December 2006                       15%
                  June 2007                           19%
                  December 2007                       19%

                  (b) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche B Borrowings on the last Business Day of each month set forth below in an aggregate amount equal to the percentage set forth opposite such month multiplied by an amount equal to the sum of all Tranche B Loans made during the Tranche B Availability Period (whether or not previously repaid):

                   Date                           Percentage
                   ----                           ----------
                   June 2005                         13%
                   December 2005                     13%
                   June 2006                         17%
                   December 2006                     17%
                   June 2007                         20%
                   December 2007                     20%

                  (c) To the extent not previously paid, (i) all Tranche A Loans shall be due and payable on the Tranche A Maturity Date, (ii) all Tranche B Loans shall be due and payable on the Tranche B Maturity Date and (iii) all Tranche C Loans shall be due and payable on the Tranche C Maturity Date.

                  (d) Any prepayment of the Loans of any Class shall be applied to reduce the subsequent scheduled repayments of the Borrowings of such Class to be made pursuant to this Section in the inverse order of maturity thereof.

                  (e) Prior to any repayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 2:00 p.m., New York City time, three Business Days before the scheduled date of such repayment; provided that the Borrower shall select Borrowings to be repaid such that each Lender shall receive its pro rata share of such repayment as provided in Section 2.16. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Borrowings shall be accompanied by the payment of accrued interest on the amount thereof.

                  SECTION 2.09. Prepayment of Loans. (a) The Borrowings shall be subject to optional and mandatory prepayment as provided in and subject to the requirements of Section 2.03 of the Common Agreement.

                  SECTION 2.10. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue on the average daily unused amount of each Lender's Commitment at the rate of (i) with respect to Tranche A Commitments and Tranche B Commitments,
(A) [***] per annum from and including the Effective Date to but excluding the earlier of the date on which such Commitments terminate and the first anniversary of the Effective Date, (B) [***] per annum from and including the first anniversary of the Effective Date to but excluding the earlier of the date on which such Commitments terminate and the second anniversary of the Effective Date and (C) [***] per annum from and including the second anniversary of the Effective Date to but excluding the date on which such Commitments terminate and
(ii) with respect to the Tranche C-1 Commitments, [***] per annum during the period from and including the Effective Date to but excluding the date on which the Tranche C-1 Commitments terminate; provided that, with respect to the Tranche B Commitments, such fee shall not begin to accrue until the first day of the Tranche B Availability Period. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and, in the case of Commitments of any Class, on the date on which the Commitments of such Class terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

day). There shall be no commitment fees payable with respect to Tranche C-2 Commitments.

                  (b) The Borrower agrees to pay to Lucent, for its own account, fees in the amounts and at the times separately agreed.

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees in the amounts and at the times separately agreed.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, (i) to the Administrative Agent or to Lucent, as applicable, in the case of fees payable to it, or (ii) to the Administrative Agent, in the case of commitment fees, for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.11. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

                  (b) The Loans comprising each LIBOR Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, all amounts under this Agreement or under any Loan Document shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Tranche A Loans as provided in paragraph (a) of this Section.

                  (d) All accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount of such Loan repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBOR Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by a majority in interest of the Lenders participating in such Borrowing that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and
(ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the basis therefor shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than

180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, continue or prepay any LIBOR Loan or to convert any ABR Loan into a LIBOR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or

Other Taxes; provided that, if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

                  SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 (noon), New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at Societe Generale N.A. New York Branch, Fed#026004226 or Chips ABA#422, LSA Account No. 9049118, Ref.: Vesper (or such other account as the Administrative Agent shall from time to time specify by notice), except that payments pursuant to Sections 2.10(b), 2.10(c), 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b) Each repayment or prepayment of principal of the Loans hereunder, or selection of Borrowings for repayment or prepayment, shall be made such that the benefit of such repayment or prepayment is shared by the Lenders ratably in accordance with the aggregate principal amount of their respective Loans then outstanding; provided that, in the case of any scheduled repayment pursuant to Section 2.08, the benefit of such repayment shall be shared by the Lenders ratably in accordance with the aggregate principal amount of their respective Loans of the applicable Class then outstanding (except as provided in such Section with respect to scheduled principal payments of Tranche A Loans prior to the fifth anniversary of the Effective Date that are not to be distributed to Initial Lenders).

                  (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) Without limiting the generality of paragraph (a) above, the Borrower's and Vesper's respective obligations to make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or otherwise) shall be absolute and unconditional and shall not be subject to any delay, reduction, setoff, counterclaim, defense or recoupment for any reason, including any dispute with, breach of representation or warranty by or claim against any supplier, manufacturer, installer, vendor or distributer, including Lucent.

                  SECTION 2.17. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the Common Agreement, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         Representations and Warranties

                  Each of Holdings, Vesper and the Borrower represents and warrants to the Lenders that the representations and warranties set forth in
Article III of the Common Agreement are true and correct.


                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the Effective Date, as provided in Section 4.01 of the Common Agreement. In addition, the obligations of the Lenders to make Loans will also be subject to the satisfaction (or waiver in accordance with Section 9.02 hereof) of the condition precedent that any reduction in the purchase commitment pursuant to the Lucent Supply Contract shall have been specified to Lucent in writing prior to the Effective Date, and, in any event, such reduction shall not (a) be for any purpose other than to accommodate the purchase of CDMA fixed wireless equipment from Ericsson and (b) reduce such purchase commitment by more than 20%.

                  SECTION 4.02. Each Borrowing. (a) The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the conditions set forth in Section 4.02 of the Common Agreement.

                  (b) Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 4.02 of the Common Agreement.


                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of Holdings, Vesper and the Borrower covenants and agrees with the Lenders that it shall observe and perform the covenants set forth in Article V of the Common Agreement.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of Holdings, Vesper and the Borrower covenants and agrees with the Lenders that it shall observe and perform the covenants set forth in
Article VI of the Common Agreement.


                                   ARTICLE VII

                                Events of Default

                  The Events of Default hereunder shall be as provided in
Article VII of the Common Agreement.


                                  ARTICLE VIII

                                   The Agents

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 hereof or Article VIII of the Collateral Agency Agreement) and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Loan Parties that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Notwithstanding the foregoing, the Lenders acknowledge that the Loan Documents provide for the exercise of discretionary rights and powers by the Administrative Agent under the circumstances expressly set forth in the Loan Documents. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to it by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth (or incorporated by reference) in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank which has total assets in excess of $500,000,000 with an office in New York, New York, or an Affiliate of any such bank. The appointment of any successor to the Administrative Agent (other than an Affiliate of the Administrative Agent) shall be subject, unless a Default shall have occurred and be continuing, to the approval of the Borrower, such approval not to be unreasonably withheld. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                  Each Lender acknowledges and agrees to the terms of the Collateral Agency Agreement and to the appointment of the Collateral Agent (and any agent, sub-agent or attorney-in-fact of the Collateral Agent appointed as provided in the Collateral Agency Agreement) to act as collateral and intercreditor agent under the Collateral Agency Agreement and the other Loan Documents.


                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at Vesper Sao Paulo S.A., Attn:
         Legal Department, Av: das Nacoes Unidas, 4777, 12 andar 05477-00, Sao Paulo SP, Brasil (Telecopy No. 011-55-11-3024-7504);

                  (b) if to Vesper, to it at Vesper Sao Paulo S.A., Attn: Legal Department, Av: das Nacoes Unidas, 4777, 12 andar 05477-00, Sao Paulo SP, Brasil (Telecopy No. 011-55-11-3024-7504);

                  (c) if to Holdings, to it at Vesper Sao Paulo S.A., Attn:
         Legal Department, Av: das Nacoes Unidas, 4777, 12 andar 05477-00, Sao Paulo SP, Brasil (Telecopy No. 011-55-11-3024-7504); (d) if to the Collateral Agent, to it as provided in the Collateral Agency Agreement;

                  (e) if to the Administrative Agent, to it at Societe Generale N.A. New York Branch, Attn: Kathy Alvarez (Telecopy No. 212-278-7434; Telephone No. 212-278-6177);

                  (f) if to Lucent, to it at 283 King George Road, Warren, New Jersey 07059, Attention of Assistant Treasurer-Project Finance (Telecopy No. (908) 559-1711); and

                  (g) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by either Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. Subject to Section 1.05, no waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this

Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether an Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Subject to Section 1.05 of this Agreement and Article VIII of the Collateral Agency Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Requisite Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest on such Loan, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
(iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Requisite Lenders" or any other provision of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent. No Loan Document, may be waived, amended or modified except in accordance with Article VIII of the Collateral Agency Agreement.

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay expenses and shall indemnify the Administrative Agent and each Lender and each Related Party of either of the foregoing Persons as provided in Section 8.03(a) and Section 8.03(b) of the Common Agreement, (b) each Lender shall agree to pay its pro rata share of unpaid amounts as provided in Section 8.03(c) of the Common Agreement, (c) none of the Borrower, Vesper or Holdings shall assert and shall waive certain claims and each shall waive certain damages as provided in Section 8.03(d) of the Common Agreement and (d) all amounts due under this Section shall be payable as provided in Section 8.03(e) of the Common Agreement.

                  SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Borrower, Vesper or Holdings may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower, Vesper or Holdings without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to Lucent, Harris, a Lender or an Affiliate of Lucent, Harris or a Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and Loans, the amount of the Commitment and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower otherwise consents (except that this clause shall not prohibit the assignment (A) to Harris or an Affiliate of Harris of any Loans or Commitments in any dollar amount or (B) of a Fronting Commitment in any dollar amount, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all of the assigning Lender's rights and obligations in respect of (A) Loans separately from (or without assigning) Commitments, (B) Commitments separately from (or without assigning) Loans or (C) Commitments or Loans of any Class or Classes separately from (or without assigning) Commitments or Loans of any other Class or Classes,
(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 except that any assignment by or to a Lucent Lender shall not require the payment of such fee, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h), (i) or (j) of Section 7.01 of the Common Agreement has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or any other party hereto, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13,
2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 5.06 of the Collateral Agency Agreement as though it were a Lender.

                  (f) A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of

Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (h) The parties hereto hereby acknowledge, for the purposes of articles 999, 1000 and 1003 of the Brazilian Civil Code, that the assignment of any Loans and/or Commitments are not intended to constitute a new obligation of the Borrower and any Loans and/or Commitments assigned shall be entitled to and have the same rights to any and all Collateral as the Initial Lenders.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement (including any agreement referred to herein), the other Loan Documents and any separate letter agreements with respect to the Borrower's and other Persons' agreement to cooperate with Lucent and other Lenders with respect to marketing, selling or syndicating Loans and Commitments or with respect to fees payable to Lucent or the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each of the Borrower, Vesper and Holdings hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that either Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower, Vesper or Holdings or its properties in the courts of any jurisdiction.

                  (c) Each of the Borrower, Vesper and Holdings hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph
(b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement, other than as hereinafter provided, irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each of Holdings, Vesper and the Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, 13th floor, New York, New York 10011, as its designee, appointee and agent to receive and accept for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding described in paragraph (b) above. If for any reason such designee, appointee and agent shall cease to act as such, each of Holdings, Vesper and the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVERS. (a) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  (b) WAIVER OF SOVEREIGN IMMUNITY. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS, SUCH LOAN PARTY HEREBY WAIVES SUCH IMMUNITY AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS NAMED IN SECTION 9.09(b), THAT IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, OR ATTACHMENT EITHER PRIOR TO JUDGMENT OR IN AID OF EXECUTION, BY REASON OF SOVEREIGN IMMUNITY, OR OTHERWISE, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined in Section 8.12 of the Common Agreement) as provided in Section 8.12 of the Common Agreement.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                          VESPER SAO PAULO S.A.,

                                               by
                                                    ---------------------------
                                                    Name:
                                                    Title:


                                          VESPER HOLDING SAO PAULO S.A.,

                                               by
                                                    ---------------------------
                                                    Name:
                                                    Title:

                                          VESPER SAO PAULO CAYMAN,

                                               by
                                                    ---------------------------
                                                    Name:
                                                    Title:



                                          LUCENT TECHNOLOGIES INC.,

                                               by
                                                    ---------------------------
                                                    Name:
                                                    Title:



                                          SOCIETE GENERALE, NEW YORK BRANCH,
                                          as Administrative Agent,

                                               by
                                                    ---------------------------
                                                    Name:
                                                    Title:

                                                                   Schedule 2.01
                                   COMMITMENTS

Lender                        Tranche A            Tranche B            Tranche C-1           Tranche C-2
------                        Commitment           Commitment           Commitment            Commitment
                                Amount               Amount               Amount                Amount
                             ------------         ------------          -----------          -----------
Lucent Technologies Inc.     $535,000,000         $181,500,000          $50,000,000          $15,000,000

                                  SCHEDULE 2.03
                            FORM OF BORROWING REQUEST

                           (ON LETTERHEAD OF BORROWER)


                         NOTICE OF REQUEST FOR BORROWING


                                                        Date: ___________, _____


To:      Societe Generale, New York Branch
         as Administrative Agent
         Attn:  Kathy Alvarez
         Fax:  212-278-7434

CC:      to (Funding Bank)
         (Name, address and contact name
         at Funding Bank)

Re: Credit Agreement dated as of December 27, 1999 (as amended, modified, extended or restated from time to time) among Vesper Sao Paulo Cayman (the "Borrower"), Vesper Sao Paulo S.A. ("Vesper") Vesper Holding Sao Paulo S.A. ("Holdings") the several lending institutions that are from time to time party thereto (the "Lenders") and Societe Generale, New York Branch as administrative agent (the "Administrative Agent") for the Lenders (the "Credit Agreement").

1. This Borrowing Request ("Borrowing Request") is delivered to you pursuant to Section 2.03 of the Credit Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed thereto in the Credit agreement.

2. To the extent that this Borrowing Request evidences, attests or confirms compliance by the Borrower with any covenants or conditions precedent provided for in the Loan Documents, I have made such examination or investigation as was, in my opinion, necessary to enable me to express an informed opinion as to whether such covenants or conditions have been complied with.

3. Each of the representations and warranties made by the Borrower, Vesper and Holdings in each of the Loan Documents is true and correct in all material respects as of the date hereof, after giving effect to any written updates to information provided to the Lenders in compliance with the terms of such Loan Documents, as if made on and as of such date, except to the extent such representations and warranties expressly related to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

4. As of the date hereof and immediately after giving effect to the Borrowing herein requested, no Default or Event or Default under any Loan Document has occurred and is continuing.

5.       The Amount to be Borrowed is $____________________________

6. The use of proceeds of the Borrowing herein requested shall be ____________________________________________________________. The
         amount of proceeds to be used for the purposes described in clauses
         (b), (c) and (e) of the first sentence of Section 5.10 of the Common Agreement will be ____________.

7.       The Borrowing Date is ____________________________

8.       The Type of Borrowing shall be: ____ Eurodollar (LIBOR)    _____ABR

9.       The Class of Borrowing shall be: Tranche A__ Tranche B__ Tranche C-1__

10. The Borrowing Base as of the date hereof after the application of the proceeds of the Borrowing herein requested will be __________________.

IN WITNESS WHEREOF, the undersigned has executed this Borrowing Request as of the date first above written.


                                                   VESPER SAO PAULO CAYMAN,

                                                   By:
                                                      ------------------------
                                                   Name:
                                                        ----------------------
                                                   Title:
                                                         ---------------------


                                       2